     As filed with the Securities and Exchange Commission on April 15, 1998

                                                           REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                                BROOKE GROUP LTD.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                         100 S.E. SECOND STREET                      51-0255124
 (STATE OR OTHER JURISDICTION OF              MIAMI, FLORIDA 33131                    (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                  (305) 579-8000                    IDENTIFICATION NUMBER)
                                       (ADDRESS, INCLUDING ZIP CODE, AND
                                     TELEPHONE NUMBER, INCLUDING AREA CODE,
                                      OF REGISTRANT'S PRINCIPAL EXECUTIVE
                                                     OFFICES)

                              --------------------

                                  STOCK OPTIONS

                            (FULL TITLE OF THE PLAN)

                              --------------------

                               MARC N. BELL, ESQ.
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                BROOKE GROUP LTD.
                             100 S.E. SECOND STREET
                              MIAMI, FLORIDA 33131
                                 (305) 579-8000

(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    CALCULATION OF REGISTRATION FEE
============================================================================================================
                                                            PROPOSED          PROPOSED
                                                            MAXIMUM           MAXIMUM
                                                            OFFERING         AGGREGATE
                                           AMOUNT            PRICE            OFFERING         AMOUNT OF
       TITLE OF EACH CLASS OF               TO BE         PER SECURITY         PRICE         REGISTRATION
     SECURITIES TO BE REGISTERED         REGISTERED           (1)               (1)               FEE
------------------------------------------------------------------------------------------------------------
     COMMON STOCK, PAR
        VALUE $.10 PER SHARE              43,000(2)          $5.00            $215,000          $63.43
============================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, based upon the exercise prices of the options to purchase the Common Stock to which this Registration Statement relates.

(2) This Registration Statement also relates to such indeterminate number of additional shares of Common Stock of the Registrant as may be issuable as a result of stock splits, stock dividends, recapitalizations, mergers, reorganizations, combinations or exchange of shares or other similar events.

                              --------------------

         This Registration Statement shall become effective upon filing with the SEC in accordance with Section 8(a) of the Securities Act of 1933, as amended, and Rule 462 promulgated thereunder.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

       The contents of the Registration Statement on Form S-8 No. 333-24217 filed by the Registrant with the Securities and Exchange Commission on March 31, 1997 are incorporated by reference herein. This Registration Statement is being filed to register additional shares of the Registrant's Common Stock.

Item 8.      EXHIBITS.

             The following exhibits are filed as part of or incorporated by reference into this Registration Statement:

               4.1 Stock Option Agreement, dated January 1, 1998, between the Registrant and Joselynn D. Van Siclen, incorporated by reference to Exhibit 10.43 in the Registrant's Annual Report on Form 10-K for the year ended
                         December 31, 1997.

               4.2 Amendment dated January 1, 1998 to the Stock Option Agreement, dated January 1, 1997, between the Registrant and J. Bryant Kirkland III.

               5         Opinion of Marc N. Bell, Esq.

              23.1       Consent of Coopers and Lybrand L.L.P.

              23.2       Consent of Arthur Andersen LLP.

              23.3       Consent of Marc N. Bell, Esq. (included in Exhibit 5).

              24 Power of Attorney (included in the signature page hereof).

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, and State of Florida, on the 15th day of April, 1998.

                                        BROOKE GROUP LTD.

                                        By: /s/ Joselynn D. Van Siclen
                                            ---------------------------------
                                            Joselynn D. Van Siclen
                                              Vice President, Chief Financial
                                              Officer and Treasurer

       Each person whose signature appears below hereby authorizes Richard J. Lampen, Joselynn D. Van Siclen and Marc N. Bell, and each of them individually (the "Agent"), with full power of substitution and resubstitution, to file one or more amendments (including post-effective amendments) to the Registration Statement which amendments may make such changes in the Registration Statement as such Agent deems appropriate and each such person hereby appoints each such Agent as attorney-in-fact to execute in the name and on behalf of each such person, individually and in each capacity stated below, any such amendments to the Registration Statement.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on April 15, 1998.

       /s/ Bennett S. LeBow                   Chairman of the Board of
       ----------------------------------       Directors, President and
       Bennett S. LeBow                         Chief Executive Officer
                                                (Principal Executive Officer)


       /s/ Joselynn D. Van Siclen             Vice President, Chief Financial
       ----------------------------------       Officer and Treasurer (Principal
       Joselynn D. Van Siclen                   Financial Officer and Principal
                                                Accounting Officer)


       /s/ Robert J. Eide                     Director
       ----------------------------------
       Robert J. Eide


       /s/ Jeffrey S. Podell                  Director
       ----------------------------------
       Jeffrey S. Podell











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